EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 24, 2017
Contact: Investor Inquiries:
Casey Farrell
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports Third Quarter 2017 Earnings of $28.7 million

PLANO, Texas, October 24, 2017 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $28.7 million for the third quarter of 2017, an increase of $774,000 from the second quarter of 2017 and $1.5 million from the third quarter of 2016.

"We are pleased to announce yet another solid quarter for our company," said President and CEO Kevin Hanigan. "We continue to grow our customer base as evidenced by strong growth in both loans and deposits. Our team continues to execute on our strategy of growing while managing costs and risk."

Third Quarter 2017 Performance Highlights

•	Company assets of $9.07 billion generated basic earnings per share for the third quarter of 2017 of $0.61 on both a GAAP and core (non-GAAP) basis.

•	Gross loans held for investment at September 30, 2017, excluding Warehouse Purchase Program loans, grew $208.6 million from June 30, 2017, while total deposits grew $197.9 million for the same period.

•	Efficiency ratio improved to 44.19% for the quarter ended September 30, 2017, compared to 44.96% for the quarter ended June 30, 2017.

•	Return on average assets for the quarter ended September 30, 2017 was 1.29%, compared to 1.32% for the quarter ended June 30, 2017 and 1.33% for the quarter ended September 30, 2016.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
	(Dollars in thousands, except per share amounts)
Net interest income	$78,964	$75,720	$73,480
Provision for credit losses	7,157	6,255	3,467
Non-interest income	12,226	12,325	11,277
Non-interest expense	40,295	39,589	39,674
Income tax expense	15,029	14,266	14,399
Net income	$28,709	$27,935	$27,217

Basic earnings per common share	$0.61	$0.60	$0.59
Basic core (non-GAAP) earnings per common share[1]	$0.61	$0.60	$0.61
Weighted average common shares outstanding - basic	46,664,233	46,596,467	46,227,734
Estimated Tier 1 common equity risk-based capital ratio[2]	9.17%	8.92%	8.91%
Total equity to total assets	10.48%	10.31%	10.27%
Tangible common equity to tangible assets - Non-GAAP[1]	8.67%	8.49%	8.32%

[1]	See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Core (non-GAAP) net income (which is net income adjusted for the impact of infrequent or non-recurring items) totaled $28.5 million for the quarter ended September 30, 2017, up $537,000 from the second quarter of 2017 and up $286,000 from the third quarter of 2016. Basic earnings per share for the quarter ended September 30, 2017 was $0.61, an increase of $0.01 from the second quarter of 2017 and $0.02 from the third quarter of 2016. Basic core earnings per share for the third quarter of 2017 was $0.61, up $0.01 from the second quarter of 2017 and unchanged from the third quarter of 2016.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$78,986	$75,432	$69,543
Warehouse Purchase Program loans	9,873	8,260	9,266
Loans held for sale	225	225	157
Securities	3,855	3,875	3,482
Interest-earning deposit accounts	1,524	955	463
Total interest income	$94,463	$88,747	$82,911
Net interest income	$78,964	$75,720	$73,480
Net interest margin	3.71%	3.77%	3.78%
Selected average balances:
Total earning assets	$8,451,478	$8,052,636	$7,741,338
Total loans held for investment	7,331,173	7,060,044	6,742,006
Total securities	652,841	645,605	637,294
Total deposits	6,632,649	6,319,171	5,892,348
Total borrowings	1,178,031	1,142,998	1,333,438
Total non-interest-bearing demand deposits	1,481,654	1,410,566	1,283,434
Total interest-bearing liabilities	6,329,026	6,051,603	5,942,352

Net interest income for the quarter ended September 30, 2017 was $79.0 million, a $3.2 million increase from the second quarter of 2017 and a $5.5 million increase from the third quarter of 2016. The average balance of commercial real estate loans increased by $72.9 million to $2.85 billion from the second quarter of 2017, resulting in a $1.2 million increase in interest income, while the average balance of consumer real estate loans increased by $50.2 million to $1.18 billion for the same period, resulting in a $422,000 increase in interest income. The average yield earned on commercial and industrial loans during the quarter ended September 30, 2017 was 4.89%, a 26 basis point increase from the linked quarter, which was primarily related to the current rising interest rate environment, as well as $295,000 in unamortized loan origination fees that were recognized as interest income during the third quarter of 2017 on the pay off of an energy loan. This linked-quarter increase in average yield, as well as a $27.0 million increase in the average balance of commercial and industrial loans to $2.02 billion from the second quarter of 2017, resulted in a $1.9 million increase in interest income. The average balance of Warehouse Purchase Program loans increased by $124.7 million to $1.02 billion from the second quarter of 2017, resulting in a $1.6 million increase in interest income. Interest income on loans for the third quarter of 2017 included $750,000 in accretion of purchase accounting fair value adjustments on acquired loans, which included $281,000 on acquired commercial real estate loans, $88,000 on acquired commercial and industrial loans, $53,000 on acquired construction and land loans and $328,000 on acquired consumer loans.

The $5.5 million increase in net interest income compared to the third quarter of 2016 was primarily due to a $10.1 million increase in interest income on loans, which was driven by increased volume in the commercial real estate, commercial and industrial and consumer real estate loan portfolios, as well as higher yields earned on commercial and industrial and Warehouse Purchase Program loans. The average balance of commercial real estate loans increased by $306.1 million from the third quarter of 2016, resulting in a $3.1 million increase in interest income. The average balance of commercial and industrial loans increased by $312.5 million from the third quarter of 2016, while the average yield earned on this portfolio increased by 42 basis points for the same period, resulting in a $5.7 million increase in interest income. The average balance of consumer real estate loans increased by $121.2 million compared to the third quarter of 2016, leading to a $908,000 increase in interest income. Despite a $111.3 million decline in the average balance compared to the prior year period, interest income on Warehouse Purchase Program loans increased by $607,000 due to a 58 basis point increase in the average yield earned for the third quarter of 2017, compared to the same quarter last year.

Interest expense for the quarter ended September 30, 2017 increased by $2.5 million compared to the linked quarter, which was primarily due to higher average deposit and borrowing rates, as well as increases of $154.5 million, $62.4 million and $25.5 million in the average balances of savings and money market, time and interest-bearing demand deposits, respectively, compared to the second quarter of 2017. A 12 basis point increase in the average rate paid for borrowings and a $35.0 million increase in the average balance of borrowings from the second quarter of 2017 resulted in a $560,000 increase in interest expense on borrowed funds.

Compared to the third quarter of 2016, interest expense for the quarter ended September 30, 2017 increased by $6.1 million, primarily due to higher average deposit and borrowing rates and increased volume in all deposit products. The average balance of savings and money market and time deposits increased by $442.8 million and $45.7 million, respectively, compared to the third quarter of 2016, while the average rates paid on these deposits increased by 35 basis points and 30 basis points, respectively, compared to the prior year period. These increases in volume and rate on savings and money market and time deposits increased interest expense compared to the third quarter of 2016 by $2.9 million and $1.2 million, respectively. The average rate paid on interest-bearing demand deposits increased by 18 basis points compared to the third quarter of 2016, while the average balance of interest-bearing demand deposits increased by $53.6 million for the same period. A $155.4 million decrease in the average balance of borrowings from the third quarter of 2016 was more than offset by a 66 basis point increase in the average rate, resulting in a $1.6 million increase in interest expense on borrowed funds.

The net interest margin for the third quarter of 2017 was 3.71%, a six basis point decrease from the second quarter of 2017 and a seven basis point decrease from the third quarter of 2016. The average yield on earning assets for the third quarter of 2017 was 4.44%, a two basis point increase from the second quarter of 2017 and a 17 basis point increase from the third quarter of 2016. The cost of deposits for the third quarter of 2017 was 0.61%, up eight basis points from the linked quarter and up 22 basis points from the third quarter of 2016.

Non-interest Income

Non-interest income for the third quarter of 2017 was $12.2 million, a $99,000 decrease from the second quarter of 2017 and a $949,000 increase from the third quarter of 2016. Service charges and other fees decreased by $605,000 from the second quarter of 2017, which was primarily due to a $308,000 decrease in title premiums and a $207,000 decrease in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees). The Company recognized $2.0 million in net gains on the sale of mortgage loans held for sale during the third quarter of 2017, which includes gains recognized on $52.4 million of one-to four-family mortgage loans that were sold or committed for sale during the third quarter of 2017 and fair value changes on mortgage derivatives and mortgage fees collected, compared to $2.2 million in comparable net gains recorded during the second quarter of 2017 on $56.4 million of one-to four-family mortgage loans sold or committed for sale. Other non-interest income for the third quarter of 2017 included a $134,000 net increase in the value of investments in community development-oriented private equity funds used for Community Reinvestment Act purposes (the "CRA Funds"), compared to a $368,000 net decrease in the CRA Funds for the second quarter of 2017. Gain (loss) on sale and disposition of assets for the third quarter of 2017 included a $365,000 gain on the sale of a branch location, compared to a $139,000 gain on the sale of foreclosed properties recorded in the second quarter of 2017.

The $949,000 increase in non-interest income from the third quarter of 2016 was primarily due to a $1.8 million increase in gain (loss) on sale and disposition of assets due to a loss of $1.5 million recorded in the third quarter of 2016 on the sale of the Company's Federal Housing Administration (“FHA”) loan portfolio, compared to a $365,000 gain on the sale of a branch location recorded in the third quarter of 2017. Service charges and other fees decreased by $379,000, which was driven by a $355,000 decrease in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees). Net gains on the sale of mortgage loans held for sale during the third quarter of 2017 decreased by $401,000 compared to the third quarter of 2016, which included gains recognized on $60.2 million of one-to four-family mortgage loans that were sold or committed for sale and fair value changes on mortgage derivatives and mortgage fees collected during the 2016 period, compared to $52.4 million for the third quarter of 2017.

Non-interest Expenses

Non-interest expense for the quarter ended September 30, 2017 was $40.3 million, a $706,000 increase from the second quarter of 2017 and a $621,000 increase from the third quarter of 2016. Salaries and employee benefits expense increased by $784,000 from the second quarter of 2017, which was primarily driven by increased health care costs and decreased deferred salary costs related to loan originations that will be accounted for over the lives of the related loans. Compared to the second quarter of 2017, data processing expense increased by $410,000 due to increased costs for system upgrades to enhance customer service and increase operating efficiency, while other non-interest expense increased by $327,000, primarily due to increased lending expenses. Occupancy and equipment expense decreased by $357,000 compared to the second quarter of 2017, primarily resulting from an early termination fee collected from a tenant. Regulatory assessments expense for the quarter ended September 30, 2017 decreased by $260,000 due to a lower FDIC assessment rate for the third quarter of 2017, while advertising expense decreased by $199,000 for the same period due to a lower number of events and sponsorships compared to the linked quarter.

The $621,000 increase in non-interest expense from the third quarter of 2016 was primarily related to a $298,000 increase in data processing expense due to increased costs for system upgrades to enhance customer service and increase operating efficiency and a $290,000 increase in outside professional services expense related to higher consulting, legal and compliance costs. Salaries and employee benefits expense also increased by $257,000 compared to the 2016 period, which was driven by merit increases, as well as increased health care costs and higher share-based compensation expense related to new stock awards granted in the 2017 period.

Financial Condition - Loans

Gross loans held for investment at September 30, 2017, excluding Warehouse Purchase Program loans, grew $208.6 million from June 30, 2017, which included growth in commercial real estate, construction and land and consumer real estate loans. Commercial real estate and construction and land loans at September 30, 2017 increased by $199.1 million and $12.5 million, respectively, from June 30, 2017, and consumer real estate loans increased by $43.6 million for the same period. These linked-quarter increases were partially offset by a $45.0 million decline in commercial and industrial loans.

Compared to September 30, 2016, gross loans held for investment at September 30, 2017, excluding Warehouse Purchase Program loans, grew $860.7 million, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. On a year-over-year basis, commercial real estate, commercial and industrial and consumer real estate loans increased by $483.1 million, $262.1 million and $151.5 million, respectively. These year-over-year increases were partially offset by declines of $25.2 million and $10.9 million in construction and land and other consumer loans, respectively.

At September 30, 2017, Warehouse Purchase Program loans decreased by $128.8 million compared to June 30, 2017 and by $217.9 million compared to September 30, 2016.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company's commercial and industrial loan portfolio, totaled $526.8 million at September 30, 2017, up $11.3 million from $515.5 million at June 30, 2017 and up $93.3 million from $433.5 million at September 30, 2016. In addition to reserve-based energy loans, the Company has loans categorized as "Midstream and Other," which are typically related to the transmission of oil and natural gas and would only be indirectly impacted from declining commodity prices. At September 30, 2017, "Midstream and Other" loans had a total outstanding balance of $27.8 million, down $2.6 million from $30.4 million at June 30, 2017 and down $26.1 million from $53.9 million at September 30, 2016.

Financial Condition - Deposits

Total deposits at September 30, 2017 increased by $197.9 million from June 30, 2017, which included growth in non-interest-bearing demand deposits, which increased by $6.2 million, and growth in savings and money market balances, which increased by $282.0 million. These increases were partially offset by an $86.5 million decline in time deposits and a $3.9 million decline in interest-bearing demand balances.

Compared to September 30, 2016, total deposits increased by $632.3 million, which includes growth in all deposit categories with the exception of time deposit balances, which declined by $87.2 million. Savings and money market deposits and non-interest-bearing demand deposits increased by $525.2 million and $153.2 million, respectively, while interest-bearing demand deposits increased by $41.1 million from September 30, 2016.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
	(Dollars in thousands)
Net charge-offs	$12,347	$1,765	$7,176
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans	0.78%	0.11%	0.51%
Net charge-offs/Average loans held for investment	0.67	0.10	0.43
Provision for credit losses	$7,157	$6,255	$3,467
Non-performing loans ("NPLs")	76,915	99,196	40,865
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	1.16%	1.55%	0.71%
NPLs/Total loans held for investment	0.99	1.29	0.58
Non-performing assets ("NPAs")	$90,500	$112,479	$54,325
NPAs to total assets	1.00%	1.25%	0.64%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	1.36	1.75	0.94
NPAs/Loans held for investment and foreclosed assets	1.17	1.46	0.76
Allowance for loan losses	$70,044	$75,091	$57,318
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	1.06%	1.17%	1.00%
Allowance for loan losses/Total loans held for investment	0.90	0.98	0.81
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.13	1.26	1.12
Allowance for loan losses/NPLs	91.07	75.70	140.26

[1]	Excludes loans acquired in the Highlands and LegacyTexas transactions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $7.2 million for the quarter ended September 30, 2017, an increase of $902,000 from the quarter ended June 30, 2017 and $3.7 million from the quarter ended September 30, 2016. The increase in provision expense on a linked-quarter and year-over-year basis was primarily related to $11.9 million in charge-offs recorded during the third quarter of 2017 on the resolution of two reserve-based energy relationships. These relationships, which totaled $22.6 million at June 30, 2017, were rated as substandard and were non-performing; therefore, the resolution of these credits drove the $22.3 million decline in non-performing loans compared to June 30, 2017.

The below table shows criticized (rated "special mention") and classified (rated "substandard" or "doubtful") loans at September 30, 2017, June 30, 2017 and September 30, 2016.

	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$28,187	$28,598	$9,044	$(411)	$19,143
Commercial and industrial, excluding energy	16,300	18,771	14,002	(2,471)	2,298
Energy	27,754	59,608	125,807	(31,854)	(98,053)
Consumer	1,491	1,514	2,281	(23)	(790)
Total criticized (all performing)	$73,732	$108,491	$151,134	$(34,759)	$(77,402)

Commercial real estate	$7,094	$6,822	$8,512	$272	$(1,418)
Commercial and industrial, excluding energy	14,516	8,470	19,637	6,046	(5,121)
Energy	25,589	—	76,786	25,589	(51,197)
Construction and land	—	82	88	(82)	(88)
Consumer	2,391	2,423	2,588	(32)	(197)
Total classified performing	49,590	17,797	107,611	31,793	(58,021)

Commercial real estate	4,064	4,201	5,336	(137)	(1,272)
Commercial and industrial, excluding energy	14,548	13,193	6,347	1,355	8,201
Energy	51,012	74,406	21,935	(23,394)	29,077
Construction and land	—	—	27	—	(27)
Consumer	7,291	7,396	7,220	(105)	71
Total classified non-performing	76,915	99,196	40,865	(22,281)	36,050

Total classified loans	$126,505	$116,993	$148,476	$9,512	$(21,971)

At September 30, 2017, the allowance for loan losses allocated to the Company's $554.6 million energy loan portfolio totaled $18.4 million, while the allowance for loan losses allocated to the Company's $46.0 million corporate healthcare finance portfolio totaled $4.6 million.

Conference Call

The Company will host an investor conference call to review the results on Wednesday, October 25, 2017 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10112750 and will receive a unique PIN, that can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10112750. This replay will be available until November 25, 2017.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 44 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions that are intended to identify "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies and other factors set forth in the Company's filings with the SEC.
The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Cash and due from financial institutions	$58,776	$61,989	$60,073	$59,823	$63,598
Short-term interest-bearing deposits in other financial institutions	268,567	256,251	294,955	229,389	214,289
Total cash and cash equivalents	327,343	318,240	355,028	289,212	277,887
Securities available for sale, at fair value	410,450	397,957	381,831	354,515	433,603
Securities held to maturity	180,968	191,578	200,541	210,387	220,919
Total securities	591,418	589,535	582,372	564,902	654,522
Loans held for sale	25,955	19,374	19,315	21,279	23,184
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	1,127,929	1,256,742	846,973	1,055,341	1,345,818
Loans held for investment	6,617,892	6,409,259	6,265,263	6,065,423	5,757,224
Gross loans	7,771,776	7,685,375	7,131,551	7,142,043	7,126,226
Less: allowance for loan losses and deferred fees on loans held for investment	(64,632)	(70,642)	(67,834)	(66,827)	(54,557)
Net loans	7,707,144	7,614,733	7,063,717	7,075,216	7,071,669
FHLB stock and other restricted securities, at cost	50,333	56,618	43,156	43,266	54,850
Bank-owned life insurance	57,383	57,078	56,768	56,477	56,169
Premises and equipment, net	70,052	71,068	72,312	74,226	72,325
Goodwill	178,559	178,559	178,559	178,559	178,559
Other assets	86,380	84,544	84,630	80,397	74,029
Total assets	$9,068,612	$8,970,375	$8,436,542	$8,362,255	$8,440,010

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,529,052	$1,522,856	$1,449,656	$1,383,951	$1,375,883
Interest-bearing demand	889,627	893,544	873,085	903,314	848,564
Savings and money market	2,967,672	2,685,627	2,679,538	2,710,307	2,442,434
Time	1,374,017	1,460,479	1,377,367	1,367,904	1,461,194
Total deposits	6,760,368	6,562,506	6,379,646	6,365,476	6,128,075
FHLB advances	998,146	1,151,682	830,195	833,682	1,134,318
Repurchase agreements	81,073	73,433	76,880	86,691	75,138
Subordinated debt	134,400	134,277	134,155	134,032	134,083
Accrued expenses and other liabilities	144,533	123,194	115,749	57,009	101,551
Total liabilities	8,118,520	8,045,092	7,536,625	7,476,890	7,573,165
Shareholders’ equity
Common stock	480	480	479	479	478
Additional paid-in capital	598,820	595,730	592,159	589,408	583,800
Retained earnings	363,890	342,384	321,648	310,641	292,510
Accumulated other comprehensive income (loss), net	(1,045)	(1,125)	(2,051)	(2,713)	2,639
Unearned Employee Stock Ownership Plan (ESOP) shares	(12,053)	(12,186)	(12,318)	(12,450)	(12,582)
Total shareholders’ equity	950,092	925,283	899,917	885,365	866,845
Total liabilities and shareholders’ equity	$9,068,612	$8,970,375	$8,436,542	$8,362,255	$8,440,010

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Third Quarter 2017 Compared to:
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Second Quarter 2017		Third Quarter 2016
Interest and dividend income		(Dollars in thousands)
Loans, including fees	$89,084	$83,917	$83,103	$80,394	$78,966	$5,167	6.2%	$10,118	12.8%
Taxable securities	2,694	2,725	2,562	2,269	2,314	(31)	(1.1)	380	16.4
Nontaxable securities	713	739	755	756	763	(26)	(3.5)	(50)	(6.6)
Interest-bearing deposits in other financial institutions	1,524	955	732	693	463	569	59.6	1,061	229.2
FHLB and Federal Reserve Bank stock and other	448	411	384	385	405	37	9.0	43	10.6
	94,463	88,747	87,536	84,497	82,911	5,716	6.4	11,552	13.9
Interest expense
Deposits	10,271	8,359	7,110	6,734	5,756	1,912	22.9	4,515	78.4
FHLB advances	2,944	2,427	1,632	1,526	1,865	517	21.3	1,079	57.9
Repurchase agreements and other borrowings	2,284	2,241	2,246	2,153	1,810	43	1.9	474	26.2
	15,499	13,027	10,988	10,413	9,431	2,472	19.0	6,068	64.3
Net interest income	78,964	75,720	76,548	74,084	73,480	3,244	4.3	5,484	7.5
Provision for credit losses	7,157	6,255	22,301	7,833	3,467	902	14.4	3,690	106.4
Net interest income after provision for credit losses	71,807	69,465	54,247	66,251	70,013	2,342	3.4	1,794	2.6
Non-interest income
Service charges and other fees	9,291	9,896	8,431	9,912	9,670	(605)	(6.1)	(379)	(3.9)
Net gain on sale of mortgage loans held for sale	1,982	2,156	1,628	2,012	2,383	(174)	(8.1)	(401)	(16.8)
Bank-owned life insurance income	435	440	422	436	441	(5)	(1.1)	(6)	(1.4)
Net gain (loss) on securities transactions	(20)	—	(19)	(6)	(3)	(20)	N/M	(17)	N/M
Gain (loss) on sale and disposition of assets	352	157	1,399	(412)	(1,490)	195	124.2	1,842	N/M
Other	186	(324)	269	335	276	510	N/M	(90)	(32.6)
	12,226	12,325	12,130	12,277	11,277	(99)	(0.8)	949	8.4

	For the Quarters Ended					Third Quarter 2017 Compared to:
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Second Quarter 2017		Third Quarter 2016

Non-interest expense	(Dollars in thousands)
Salaries and employee benefits	24,175	23,391	24,444	23,446	23,918	784	3.4	257	1.1
Advertising	980	1,179	817	1,039	751	(199)	(16.9)	229	30.5
Occupancy and equipment	3,299	3,656	3,654	3,715	3,822	(357)	(9.8)	(523)	(13.7)
Outside professional services	1,230	1,203	1,156	889	940	27	2.2	290	30.9
Regulatory assessments	1,011	1,271	985	1,316	1,169	(260)	(20.5)	(158)	(13.5)
Data processing	4,287	3,877	3,895	3,991	3,989	410	10.6	298	7.5
Office operations	2,378	2,404	2,276	2,524	2,368	(26)	(1.1)	10	0.4
Other	2,935	2,608	2,525	2,628	2,717	327	12.5	218	8.0
	40,295	39,589	39,752	39,548	39,674	706	1.8	621	1.6
Income before income tax expense	43,738	42,201	26,625	38,980	41,616	1,537	3.6	2,122	5.1
Income tax expense	15,029	14,266	8,435	13,675	14,399	763	5.3	630	4.4
Net income	$28,709	$27,935	$18,190	$25,305	$27,217	$774	2.8%	$1,492	5.5%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	September 30, 2017	June 30, 2017	September 30, 2016
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding- basic	46,664,233	46,596,467	46,227,734
Weighted average common shares outstanding- diluted	47,158,729	47,005,554	46,546,532
Shares outstanding at end of period	48,040,059	48,009,379	47,773,160
Income available to common shareholders[1]	$28,617	$27,837	$27,084
Basic earnings per common share	0.61	0.60	0.59
Basic core (non-GAAP) earnings per common share[2]	0.61	0.60	0.61
Diluted earnings per common share	0.61	0.59	0.58
Dividends declared per share	0.15	0.15	0.15
Total shareholders' equity	950,092	925,283	866,845
Common shareholders' equity per share (book value per share)	19.78	19.27	18.15
Tangible book value per share- Non-GAAP[2]	16.05	15.54	14.39
Market value per share for the quarter:
High	39.92	40.18	31.90
Low	34.87	35.22	25.81
Close	39.92	38.13	31.63
KEY RATIOS:
Return on average common shareholders' equity	12.21%	12.22%	12.66%
Core (non-GAAP) return on average common shareholders' equity[2]	12.11	12.22	13.11
Return on average assets	1.29	1.32	1.33
Core (non-GAAP) return on average assets[2]	1.28	1.32	1.38
Efficiency ratio (GAAP basis)	44.19	44.96	46.81
Core (non-GAAP) efficiency ratio[2]	44.37	44.96	46.00
Estimated Tier 1 common equity risk-based capital ratio[3]	9.17	8.92	8.91
Estimated total risk-based capital ratio[3]	11.61	11.43	11.41
Estimated Tier 1 risk-based capital ratio[3]	9.32	9.06	9.06
Estimated Tier 1 leverage ratio[3]	9.01	9.14	8.72
Total equity to total assets	10.48	10.31	10.27
Tangible equity to tangible assets - Non-GAAP[2]	8.67	8.49	8.32
Number of employees- full-time equivalent	864	862	873

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At the Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$3,016,533	$2,817,443	$2,786,477	$2,670,455	$2,533,404
Warehouse Purchase Program	1,127,929	1,256,742	846,973	1,055,341	1,345,818
Commercial and industrial	2,074,635	2,119,678	2,028,347	1,971,160	1,812,558
Construction and land	282,536	270,050	290,258	294,894	307,734
Consumer real estate	1,197,911	1,154,353	1,109,459	1,074,923	1,046,397
Other consumer	46,277	47,735	50,722	53,991	57,131
Gross loans held for investment	$7,745,821	$7,666,001	$7,112,236	$7,120,764	$7,103,042
Non-performing assets:
Commercial real estate	$4,064	$4,201	$4,337	$5,195	$5,336
Commercial and industrial	65,560	87,599	94,503	86,664	28,282
Construction and land	—	—	310	11,385	27
Consumer real estate	7,175	7,265	7,193	7,987	7,051
Other consumer	116	131	1,061	158	169
Total non-performing loans	76,915	99,196	107,404	111,389	40,865
Foreclosed assets	13,585	13,283	13,654	10,838	13,460
Total non-performing assets	$90,500	$112,479	$121,058	$122,227	$54,325
Total non-performing assets to total assets	1.00%	1.25%	1.43%	1.46%	0.64%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	1.16%	1.55%	1.71%	1.84%	0.71%
Total non-performing loans to total loans held for investment	0.99%	1.29%	1.51%	1.56%	0.58%
Allowance for loan losses to non-performing loans	91.07%	75.70%	65.79%	57.97%	140.26%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	1.06%	1.17%	1.13%	1.06%	1.00%
Allowance for loan losses to total loans held for investment	0.90%	0.98%	0.99%	0.91%	0.81%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans[1]	1.13%	1.26%	1.23%	1.18%	1.12%

	At the Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Troubled debt restructured loans ("TDRs"):		(Dollars in thousands)
Performing TDRs:
Commercial real estate	$147	$150	$152	$154	$156
Consumer real estate	263	265	267	269	271
Other consumer	20	23	27	31	35
Total performing TDRs	$430	$438	$446	$454	$462
Non-performing TDRs:[2]
Commercial real estate	$37	$39	$40	$808	$813
Commercial and industrial	7,984	22,946	23,338	9,181	8,700
Consumer real estate	1,343	1,401	1,618	1,669	1,725
Other consumer	25	31	38	43	50
Total non-performing TDRs	$9,389	$24,417	$25,034	$11,701	$11,288
Allowance for loan losses:
Balance at beginning of period	$75,091	$70,656	$64,576	$57,318	$62,194
Provision expense for loans	7,300	6,200	22,700	7,500	2,300
Charge-offs	(12,496)	(2,160)	(17,246)	(367)	(7,566)
Recoveries	149	395	626	125	390
Balance at end of period	$70,044	$75,091	$70,656	$64,576	$57,318
Net charge-offs (recoveries):
Commercial real estate	$—	$—	$(189)	$(5)	$72
Commercial and industrial	12,215	1,350	16,490	34	6,989
Construction and land	—	(75)	418	—	—
Consumer real estate	(10)	5	23	20	(40)
Other consumer	142	485	(122)	193	155
Total net charge-offs	$12,347	$1,765	$16,620	$242	$7,176
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$(143)	$55	$(399)	$333	$1,167

[1]	Excludes loans acquired in the Highlands and LegacyTexas acquisitions, which were initially recorded at fair value.

[2]	Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Loans:	(Dollars in thousands)
Commercial real estate	$2,854,343	$2,781,472	$2,724,167	$2,599,006	$2,548,202
Warehouse Purchase Program	1,020,706	896,018	697,316	1,100,723	1,131,959
Commercial and industrial	2,022,859	1,995,882	1,969,766	1,836,519	1,710,387
Construction and land	279,189	278,986	290,856	300,460	290,930
Consumer real estate	1,176,955	1,126,744	1,090,700	1,052,231	1,055,801
Other consumer	47,169	49,721	52,655	56,480	59,212
Less: deferred fees and allowance for loan loss	(70,048)	(68,779)	(65,904)	(58,723)	(54,485)
Total loans held for investment	7,331,173	7,060,044	6,759,556	6,886,696	6,742,006
Loans held for sale	23,154	22,581	12,667	22,509	18,132
Securities	652,841	645,605	629,366	620,775	637,294
Overnight deposits	444,310	324,406	332,664	481,451	343,906
Total interest-earning assets	$8,451,478	$8,052,636	$7,734,253	$8,011,431	$7,741,338
Deposits:
Interest-bearing demand	$875,097	$849,633	$855,075	$838,631	$821,516
Savings and money market	2,857,790	2,703,291	2,652,866	2,686,847	2,414,974
Time	1,418,108	1,355,681	1,314,607	1,407,415	1,372,424
FHLB advances and other borrowings	1,178,031	1,142,998	1,040,835	1,201,004	1,333,438
Total interest-bearing liabilities	$6,329,026	$6,051,603	$5,863,383	$6,133,897	$5,942,352

Total assets	$8,889,914	$8,491,696	$8,172,072	$8,445,209	$8,176,612
Non-interest-bearing demand deposits	$1,481,654	$1,410,566	$1,341,315	$1,349,561	$1,283,434
Total deposits	$6,632,649	$6,319,171	$6,163,863	$6,282,454	$5,892,348
Total shareholders' equity	$940,606	$914,564	$900,118	$880,250	$860,142

Yields/Rates:
Loans:
Commercial real estate	5.06%	5.08%	5.05%	5.05%	5.19%
Warehouse Purchase Program	3.84%	3.70%	3.50%	3.29%	3.26%
Commercial and industrial	4.89%	4.63%	5.40%	4.63%	4.47%
Construction and land	5.16%	5.12%	5.18%	5.08%	5.21%
Consumer real estate	4.54%	4.59%	4.54%	4.60%	4.71%
Other consumer	5.64%	5.57%	5.51%	5.66%	5.65%
Total loans held for investment	4.81%	4.75%	4.97%	4.64%	4.65%
Loans held for sale	3.89%	3.99%	3.85%	3.41%	3.46%
Securities	2.36%	2.40%	2.35%	2.20%	2.19%
Overnight deposits	1.36%	1.18%	0.89%	0.57%	0.54%
Total interest-earning assets	4.44%	4.42%	4.58%	4.20%	4.27%
Deposits:
Interest-bearing demand	0.67%	0.58%	0.53%	0.50%	0.49%
Savings and money market	0.68%	0.56%	0.46%	0.39%	0.33%
Time	1.10%	0.99%	0.91%	0.86%	0.80%
FHLB advances and other borrowings	1.76%	1.64%	1.51%	1.22%	1.10%

	For the Quarters Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Total interest-bearing liabilities	0.97%	0.86%	0.76%	0.68%	0.63%
Net interest spread	3.47%	3.56%	3.82%	3.52%	3.64%
Net interest margin	3.71%	3.77%	4.00%	3.68%	3.78%
Cost of deposits (including non-interest-bearing demand)	0.61%	0.53%	0.47%	0.43%	0.39%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 35%)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders[1]	$28,617	$27,837	$18,111	$25,174	$27,084
Distributed and undistributed earnings to participating securities[1]	92	98	79	131	133
GAAP net income	28,709	27,935	18,190	25,305	27,217
(Gain) on sale of branch locations and land	(237)	—	(847)	—	—
Loss on sale of FHA loan portfolio	—	—	—	—	969
Core (non-GAAP) net income	$28,472	$27,935	$17,343	$25,305	$28,186
Average shares for basic earnings per share	46,664,233	46,596,467	46,453,658	46,346,053	46,227,734
Basic GAAP earnings per share	$0.61	$0.60	$0.39	$0.54	$0.59
Basic core (non-GAAP) earnings per share	$0.61	$0.60	$0.37	$0.55	$0.61
Average shares for diluted earnings per share	47,158,729	47,005,554	47,060,306	46,873,215	46,546,532
Diluted GAAP earnings per share	$0.61	$0.59	$0.38	$0.54	$0.58
Diluted core (non-GAAP) earnings per share	$0.60	$0.59	$0.37	$0.54	$0.61
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income (gross of tax)
GAAP non-interest income	$12,226	$12,325	$12,130	$12,277	$11,277
(Gain) loss on sale of branch locations and land	(365)	—	(1,304)	—	—
Loss on sale of FHA loan portfolio	—	—	—	—	1,491
Core (non-GAAP) non-interest income	$11,861	$12,325	$10,826	$12,277	$12,768

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

	At or For the Quarters Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)	(Dollars in thousands)
GAAP efficiency ratio:
Non-interest expense	$40,295	$39,589	$39,752	$39,548	$39,674
Net interest income plus non-interest income	91,190	88,045	88,678	86,361	84,757
Efficiency ratio- GAAP basis	44.19%	44.96%	44.83%	45.79%	46.81%
Core (non-GAAP) efficiency ratio:
Non-interest expense	$40,295	$39,589	$39,752	$39,548	$39,674
Net interest income plus core (non-GAAP) non-interest income	90,825	88,045	87,374	86,361	86,248
Efficiency ratio- core (non-GAAP) basis	44.37%	44.96%	45.50%	45.79%	46.00%

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$950,092	$925,283	$899,917	$885,365	$866,845
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(463)	(524)	(585)	(665)	(752)
Total tangible shareholders' equity	$771,070	$746,200	$720,773	$706,141	$687,534
Shares outstanding at end of period	48,040,059	48,009,379	47,940,133	47,876,198	47,773,160

Book value per share- GAAP	$19.78	$19.27	$18.77	$18.49	$18.15
Tangible book value per share- Non-GAAP	16.05	15.54	15.03	14.75	14.39

Calculation of Tangible Equity to Tangible Assets:
Total assets	$9,068,612	$8,970,375	$8,436,542	$8,362,255	$8,440,010
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(463)	(524)	(585)	(665)	(752)
Total tangible assets	$8,889,590	$8,791,292	$8,257,398	$8,183,031	$8,260,699

Equity to assets- GAAP	10.48%	10.31%	10.67%	10.59%	10.27%
Tangible equity to tangible assets- Non-GAAP	8.67	8.49	8.73	8.63	8.32

Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and Core) (unaudited)
Net income	$28,709	$27,935	$18,190	$25,305	$27,217
Core (non-GAAP) net income	28,472	27,935	17,343	25,305	28,186
Average total equity	940,606	914,564	900,118	880,250	860,142
Average total assets	8,889,914	8,491,696	8,172,072	8,445,209	8,176,612
Return on average common shareholders' equity	12.21%	12.22%	8.08%	11.50%	12.66%
Core (non-GAAP) return on average common shareholders' equity	12.11	12.22	7.71	11.50	13.11
Return on average assets	1.29	1.32	0.89	1.20	1.33
Core (non-GAAP) return on average assets	1.28	1.32	0.85	1.20	1.38